VIACOM INC.
                            VIACOM INTERNATIONAL INC.




                           6.40% SENIOR NOTES DUE 2006
                           7.70% SENIOR NOTES DUE 2010
                        7.875% SENIOR DEBENTURES DUE 2030



                               PURCHASE AGREEMENT







                                                              New York, New York
                                                                 January 9, 2001


Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Salomon Smith Barney Inc.
As Representatives of the
   several Initial Purchasers
c/o Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
World Financial Center
North Tower
250 Vesey Street
New York, New York  10281

Ladies and Gentlemen:


     Viacom Inc. a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Salomon Smith Barney Inc. ("Salomon Smith Barney"), and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 12 hereof), for whom Merrill Lynch and Salomon Smith Barney are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $400,000,000 aggregate principal amount of the Company's 6.40% Senior Notes due 2006, $500,000,000 aggregate principal amount of the Company's 7.70% Senior Notes due 2010 (collectively, the "Notes") and $750,000,000 aggregate principal amount of the Company's 7.875% Senior

Debentures due 2030 (the "Debentures") each of which is guaranteed on an unsecured basis (the "Guarantee") by Viacom International Inc., a Delaware corporation (the "Guarantor"). The Senior Notes due 2006, the Senior Notes due 2010 and the Senior Debentures due 2030 together with the Guarantees are referred to collectively as the "Securities". The Securities are to be issued under an indenture dated as of May 15, 1995 among the Company, the Guarantor and Citibank, N.A., as successor to State Street Bank and Trust Company, as successor to The First National Bank of Boston, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture thereto, dated as of May 24, 1995, the Second Supplemental Indenture and Amendment No. 1, dated as of December 15, 1995, the Third Supplemental Indenture, dated as of July 22, 1996, the Fourth Supplemental Indenture, dated as of August 1, 2000 and the Fifth Supplemental Indenture to be dated as of January 17, 2001 (as so supplemented and amended, the "Indenture").

     The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, Subsequent Purchasers may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

         The Company will prepare and will deliver to each Initial Purchaser, on or about January 9, 2001 copies of a final offering memorandum dated January 9, 2001 (the "Offering Memorandum"), for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (the Offering Memorandum, and any amendment or supplement thereto), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities, and including any supplement relating to the Securities distributed to the Luxembourg Stock Exchange.

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

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     Holders of the Securities (including subsequent transferees) will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be executed on and dated as of the Closing Time (as defined below). Pursuant to the Registration Rights Agreement, the Company and the guarantor will agree, among other things, to file with the Commission (i) a registration statement under the 1933 Act relating to, among other things, exchange notes and exchange debentures identical in all material respects to the Senior Notes due 2006, the Senior Notes due 2010 and the Senior Debentures due 2030 (except that the exchange notes and exchange debentures shall have been registered pursuant to such registration statement, will not provide for any increase in the interest rate in connection with the failure to file such registration statement, and will be issuable in denominations of $1,000 and integral multiples thereof) to be offered in exchange for the Senior Notes due 2006, the Senior Notes due 2010 and the Senior Debentures due 2030, respectively (collectively, the "Exchange Securities") and, (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the 1933 Act relating to the resale by certain holders of the Senior Notes due 2006, the Senior Notes due 2010 and the Senior Debentures due 2030.

     SECTION 1. Representations and Warranties by the Company and the Guarantor.

     (a) Representations and Warranties. The Company and the Guarantor, jointly and severally, represent and warrant to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

          (i) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through the Representatives specifically for use in the Offering Memorandum.

          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

          (iii) Independent Accountants. The accountants who certified the financial statements and any supporting schedules included in the Offering Memorandum are independent public accountants as required by the 1933 Act and the applicable rules and regulations of the Commission thereunder (the "1933 Act Regulations").

          (iv) Financial Statements. The financial statements of the Company, CBS Corporation and Infinity Broadcasting Corporation included in the Offering Memorandum, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein present fairly the financial position of the Company at the dates indicated, and the statement of operations, stockholders' equity and cash flows of the Company, CBS Corporation and Infinity Broadcasting Corporation for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The capitalization table, the summary financial data for the Company, the summary historical financial data for CBS Corporation, the summary unaudited pro forma combined financial data and the ratio of earnings to fixed charges included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. In addition, any pro forma financial statements of the Company, CBS Corporation, Infinity Broadcasting Corporation and their subsidiaries and the related notes thereto included in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), and (B) there have been no material transactions entered into by the Company other than transactions contemplated by the Offering Memorandum or transactions arising in the ordinary course of business.

          (vi) Good Standing. The Company and the Guarantor have been duly organized and are validly existing as corporations in good standing under the laws of the State of Delaware and have corporate power and authority to own, lease and operate their respective properties and to conduct their respective businesses as described in the Offering Memorandum and to enter into and perform their respective obligations under, or as contemplated under, this Agreement. The Company and the Guarantor are duly qualified as foreign corporations to transact business and are in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failures to so qualify or be in good standing would not in the aggregate result in a Material Adverse Effect.

          (vii) Good Standing of Designated Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act), if any, has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failures to so qualify or be in good standing would not in the aggregate result in a Material Adverse Effect.

          (viii) Capitalization. All of the outstanding shares of capital stock of the Guarantor have been duly authorized and validly issued, are fully paid and non-assessable, and are wholly owned by the Company, and are free and clear of any lien, adverse claim, security interest, equity or other encumbrance except as described in the Offering Memorandum and except for such liens, adverse claims, security interests, equity or other encumbrances that are immaterial to the Company and its subsidiaries taken as a whole.

          (ix) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor, and the Registration Rights Agreement has been duly authorized by the Company and the Guarantor and will have been duly executed and delivered at the Closing Time.

          (x) Authorization of the Securities and the Exchange Securities. The Securities and the Exchange Securities have been duly authorized by the Company and the Guarantor, as the case may be, for issuance and sale pursuant to this Agreement. The Securities and the Exchange Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and the Guarantor, as the case may be, entitled to the benefits of the Indenture, enforceable against the Company and the Guarantor, as the case may be, in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

          (xi) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

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
          (xii) Description of the Securities, the Exchange Securities and the Indenture. The Securities, the Exchange Securities and the Indenture conform in all material respects to the statements relating thereto contained in the Offering Memorandum.

          (xiii) Absence of Defaults and Conflicts. The issue and sale of the Securities and the Exchange Securities and compliance by the Company and the Guarantor with all of the provisions of the Securities, the Exchange Securities, the Indenture, this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Guarantor or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company, the Guarantor or any of their respective subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, the Guarantor or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries or any of their assets, properties or operations, except, in any such case, for such conflicts, breaches or violations as would not individually or in the aggregate result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantor or any of their respective subsidiaries.

          (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company or the Guarantor threatened, against or affecting the Company, the Guarantor or any of their respective subsidiaries which is required to be disclosed in the Offering Memorandum (other than as stated therein), or which individually or in the aggregate would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated under the Offering Memorandum, this Agreement, the Registration Rights Agreement or the Indenture or the performance by the Company or the Guarantor of their respective obligations hereunder and thereunder.

          (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company or the Guarantor of this Agreement, the Registration Rights Agreement or for the performance by the Company or the Guarantor of the transactions contemplated under the Offering Memorandum, this Agreement, the Registration Rights Agreement or the Indenture, except such as have been already made, obtained or rendered, as applicable, and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or as may be required in connection with any registration statement required pursuant to the terms of the Registration Rights Agreement and except where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree will not individually or in the aggregate result in a Material Adverse Effect.

          (xvi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (xvii) Similar Offerings. Neither the Company nor the Guarantor nor any of their affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

          (xviii) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

          (xix) No General Solicitation. None of the Company, the Guarantor, their Affiliates or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (xx) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in this
     Section 1 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          (xxi) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

          (xxii) No Directed Selling Efforts. With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, the Guarantor, their Affiliates or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company, the Guarantor and their Affiliates and any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company, the Guarantor or any of their subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, to each Initial Purchaser as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

     (a) Securities. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Initial Purchasers and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 12 hereof.

     (b) Payment. Payment of the purchase price for, and delivery of the Securities shall be made at the offices of Salomon Smith Barney, 388 Greenwich Street, New York, New York 10013, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on January 17, 2001 (unless postponed in accordance with the provisions of Section 12), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has severally agreed to purchase. The Representatives, individually and not as representatives of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. Delivery of the Securities shall be made through the facilities of the Depository Trust Company ("DTC"), Clearstream Luxembourg or Euroclear unless the Representatives shall otherwise instruct.

     SECTION 3. Covenants of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant with each Initial Purchaser as follows:

     (a) Offering Memorandum. The Company and the Guarantor, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Offering Memorandum as such Initial Purchaser may reasonably request.

     (b) Notice and Effect of Material Events. The Company and the Guarantor will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company or the Guarantor of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum as a result of which the Offering Memorandum omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

     (c) Amendment to Offering Memorandum and Supplements. Until the Closing Time, the Company and the Guarantor will advise the Representatives promptly of their intention to amend or supplement the Offering Memorandum, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to their use, and will not use any such document to which the Representatives or counsel to the Representatives shall reasonably object.

     (d) Blue Sky Qualifications. The Company and the Guarantor will use their best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company and the Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company and the Guarantor will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

     (e) DTC. The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

     (f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

     (g) Listing on Securities Exchange. The Company has caused the Securities, and will use its best efforts to cause the Exchange Securities, to be listed or admitted to trading on the Luxembourg Stock Exchange.

     (h) Restriction on Sale of Securities. Between the date of this Agreement and the Closing Time, neither the Company nor the Guarantor will, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, any securities of the Company or the Guarantor substantially similar to the Securities.

     (i) Reporting Requirements. Until the Closing Time, the Company and the Guarantor, , will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4. Payment of Expenses. The Company and the Guarantor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its respective counsel, (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities,
(vii) any fees and expenses payable in connection with the initial and continued designation, if any, of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322, and (viii) any fees and expenses payable in connection with the initial and continued listing of the securities on any non-U.S. securities exchange including the Luxembourg Stock Exchange, and
(ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Initial Purchasers in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities.

     SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantor contained in
Section 1 hereof or in certificates of any officer of the Company, the Guarantor or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling, counsel for the Company and the Guarantor, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers with respect to such matters as the Initial Purchasers may reasonably request.

     (b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Hughes Hubbard & Reed LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers with respect to such matters as the Initial Purchasers may reasonably request.

     (c) Officers' Certificate. At Closing Time, there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the financial condition, results of operations or business affairs of the Company, the Guarantor and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and the Guarantor and of the chief financial officer or chief accounting officer of the Company and the Guarantor, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company and the Guarantor have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

     (d) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP (and, with respect to the financial statements of CBS Corporation and Infinity Broadcasting Corporation for the year ended December 31, 1999, KPMG
LLP) a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Offering Memorandum.

     (e) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP (and, with respect to the financial statements of CBS Corporation and Infinity Broadcasting Corporation for the quarter ended March 31, 2000, KPMG LLP) a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (f) Ratings. On the date hereof or prior to the Closing Time, there shall not have occurred any downgrading in the rating of any debt securities of the Company or the Guarantor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

     (g) Approval of Listing. At the Closing Time, the Securities and the Exchange Securities shall have been approved for listing, subject only to official notice of issuance, on the Luxembourg Stock Exchange.

     (h) No Objection. If the Offering Memorandum has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements relating to the distribution of the securities by the Initial Purchasers.

     (i) Registration Rights Agreement. At or prior to the Closing Time, the Company and the Guarantor shall have entered into the Registration Rights Agreement.

     (j) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

      SECTION 6. Subsequent Offers and Resales of the Securities.

     (a) Offer and Sale Procedures. Each of the Initial Purchasers, the Company and the Guarantor hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

          (i) Offers and Sales only to Qualified Institutional Buyers. Offers and sales of the Securities shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("Qualified Institutional Buyers"), or (B) non-U.S. persons outside the United States, as defined in Regulation S under the 1933 Act, to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the 1933 Act. Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.

          (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

          (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or a non-U.S. person outside the United States.

          (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

          (v) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

          (vi) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Notice to Investors", including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

          (vii) Delivery of Offering Memorandum. Each Initial Purchaser will deliver to each U.S. purchaser (or otherwise as may be required by applicable law) of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

     (b) Covenants of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant with each Initial Purchaser as follows:

          (i) Integration. The Company and the Guarantor agree that they will not and will cause their Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company or the Guarantor of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers,
     (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the

     Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

          (ii) Rule 144A Information. The Company and the Guarantor agree that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, they will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

          (iii) Restriction on Resales. Until the expiration of two years after the original issuance of the Securities, the Company and the Guarantor will not, and will cause their Affiliates not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

     (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act.

     (d) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. Each Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S, Rule 144A under the 1933 Act or another applicable exemption from the registration requirements of the 1933 Act. Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities sold hereunder pursuant to Regulation S, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

       "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

     Terms used in the above paragraph have the meanings given to them by Regulation S.

     (e) Additional Representations and Warranties of Initial Purchasers. Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

     SECTION 7. Indemnification.

     (a) Indemnification of Initial Purchasers. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company and the Guarantor; and

          (iii) against any and all expense as reasonably incurred (including the fees and disbursements of counsel chosen by the Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum (or any amendment thereto).

     (b) Indemnification of Company. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum.

     (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand, in connection with the offering of the Securities under this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Initial Purchasers.

     The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 9. Representations, Warranties and Covenants of the Initial Purchasers.

     (a) United Kingdom Selling Restrictions. Each Initial Purchaser agrees that:

          (i) it has not offered or sold and, prior to the expiry of the period of six months from the issue date of the Securities, will not offer to sell any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          (ii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in
     Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order of 1996 as amended, or is a person to whom such document may otherwise lawfully be issued or pass on; and

          (iii) it has complied and will comply with all applicable provisions of the Financial Services Act with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom

     (b) The Netherlands Selling Restrictions. Each Initial Purchaser represents and agrees that it has not, directly or indirectly, offered or sold and will not directly or indirectly offer or sell in the Netherlands any Securities other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises.)

     SECTION 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

     SECTION 11. Termination of Agreement.

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) there has occurred any material adverse change in the financial markets in the United States or, if the Securities include securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any material change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or the American Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Securities include securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 10 shall survive such termination and remain in full force and effect.

     SECTION 12. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (i) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities set forth on Schedule A hereto, the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

          (ii) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities set forth on Schedule A hereto, the non-defaulting Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Company.

     No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

     SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, attention of Peter Ross; and notices to the Company and the Guarantor shall be directed to it at Viacom Inc., 1515 Broadway, New York, New York 10036, attention of General Counsel.

     SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Guarantor, the Initial Purchasers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     SECTION 16. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between each of the Initial Purchasers, the Company and the Guarantor in accordance with its terms.

                                Very truly yours,

                                VIACOM INC.



                                By: /s/ Robert G. Freedline
                                   ----------------------------------------
                                Name:   Robert G. Freedline
                                Title:  Vice President and Treasurer

                                VIACOM INTERNATIONAL INC.



                                By: /s/ Robert G. Freedline
                                   ----------------------------------------
                                Name:   Robert G. Freedline
                                Title:  Vice President and Treasurer



CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

SALOMON SMITH BARNEY INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED





By:    /s/  Sabina Ceddia
    ----------------------------------------
    Name:   Sabina Ceddia
    Title:  Authorized Signatory

For themselves and the other several Initial Purchasers named in Schedule A to the foregoing Agreement.


                                   SCHEDULE A
                                                                                          Principal
                                                   Principal          Principal           Amount of
                                                   Amount of          Amount of           Senior
                                                   Senior Notes       Senior Notes        Debentures
                                                   due 2006 to be     due 2010 to         due 2030 to be
Initial Purchaser                                  Purchased          be Purchased        Purchased
--------------------------------------             --------------     ------------        --------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                           $160,000,000        $200,000,000         $300,000,000

Salomon Smith Barney Inc.                           160,000,000         200,000,000          300,000,000

BNY Capital Markets, Inc.                            20,000,000          25,000,000           37,500,000

Fleet Securities, Inc.                               16,000,000          20,000,000           30,000,000

Mizuho International plc                             16,000,000          20,000,000           30,000,000

Scotia Capital (USA) Inc.                             8,000,000          10,000,000           15,000,000

Daiwa Securities SB Capital Markets Europe
Limited                                               6,666,667           8,333,333           12,500,000

Sanwa International plc                               6,666,667           8,333,333           12,500,000

Tokyo-Mitsubishi International plc                    6,666,666           8,333,334           12,500,000
                                                   ------------        ------------         ------------


                      Total                        $400,000,000        $500,000,000         $750,000,000
                                                   ============        ============         ============



                                     Sch A-1

                                   SCHEDULE B


     1. The initial offering price for each of the Securities shall be as follows:

        Senior Notes due 2006: 99.797% of the principal amount thereof, plus accrued interest, if any, from the date of issuance

        Senior Notes due 2010: 106.014% of the principal amount thereof, plus accrued interest, if any, from the date of issuance

        Senior Debentures due 2030: 104.731% of the principal amount thereof, plus accrued interest, if any, from the date of issuance

     2. The purchase price to be paid by the Initial Purchasers for the Securities shall be a percentage of the principal amount thereof as follows:

             99.447% for the Senior Notes due 2006

             105.564% for the Senior Notes due 2010

             103.856% for the Senior Debentures due 2030

     3. The interest rate on the Securities shall be as follows:

            6.400% per annum for the Senior Notes due 2006

            7.700% per annum for the Senior Notes due 2010

            7.875% per annum for the Senior Debentures due 2030






                                     Sch B-1